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                                                                     Exhibit 5.0

                             RICHARDSON & PATEL, LLP
                              10900 WILSHIRE BLVD.
                                    SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                            TELEPHONE (310) 208-1183
                            FACSIMILE (310) 208-1154

                                  April 3, 2007

Aethlon Medical, Inc.
3030 Bunker Hill Street, Suite 4000
San Diego, California 92109

            Re:        Aethlon Medical, Inc.
                       Registration Statement on Form SB-2
                       -----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Aethlon Medical, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the public sale of 8,383,333 shares of common stock, $0.001 par value (the "Shares"), of which (i) 6,000,000 shares of common stock (the "Purchase Shares") are issuable under a Common Stock Purchase Agreement (the "Purchase Agreement") dated March 21, 2007, between the Company and Fusion Capital Fund II, LLC ("Fusion Capital"), (ii) 1,333,333 shares of common stock (the "Initial Purchase Shares") have been previously issued to and are beneficially owned by Fusion Capital and (iii) 1,050,000 shares of common stock issued to Fusion Capital as a commitment fee under the Purchase Agreement (the "Commitment Fee Shares") as described in the Registration Statement. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

         In connection with rendering the opinion as set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation, as amended, (c) the Company's Bylaws, as amended; (d) certain records of the Company's corporate proceedings as reflected in its minute books, and (e) such statutes, records and other documents as we have deemed relevant.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied upon certifications of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certifications.

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Aethlon Medical, Inc.
April 3, 2007
Page 2


         Based upon the foregoing, we are of the opinion that (i) the Purchase Shares, when issued and sold in accordance with and in the manner described in the Purchase Agreement, will be duly authorized, validly issued, fully paid and non-assessable; and (ii) that the currently outstanding Initial Purchase Shares and the Commitment Fee Shares to be sold by the selling shareholder have been validly issued, fully paid and are non-assessable.

         Members of this firm are qualified to practice law in the state of California and we express no opinion as to the laws of any jurisdictions except for those of California and the United States of America or, as to corporate matters, the Nevada Revised Statutes and the Nevada Constitution, including all applicable statutory provisions and reported judicial decisions related thereto. For the purposes of rendering this opinion, we have assumed that if a court applies the laws of a jurisdiction other than California or, as to corporate matters, the Nevada Revised Statutes, the laws of such other jurisdiction are identical in all material respects to the comparable laws of the state of California or the Nevada Revised Statutes as to corporate matters.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement and the prospectus included therein. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the registration statement, including this opinion as an exhibit or otherwise.


                                             RICHARDSON & PATEL LLP

                                             /s/Richardson & Patel LLP